UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 22, 2016

BLUE CALYPSO, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

101 W. Renner Rd., Suite 200 Richardson, TX	75082
(Address of principal executive offices)	(Zip Code)

(800) 378-2297
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.
The information provided under Item 5.02 regarding the unregistered sale of equity securities is incorporated herein by reference.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 22, 2016, Blue Calypso, Inc. (the "Company") received the resignation of Melisse Shaban from her position as a member of the Board of Directors of the Company.  There were no disagreements between the Company and Ms. Shaban on any matter relating to our operations, policies or practices which led to her resignation. Following her resignation as a member of the Board of Directors, Ms. Shaban was appointed to the Company's Advisory Board.  In connection with her appointment to the Advisory Board, Ms. Shaban was granted options (the "Options") to purchase 5,000 shares of the Company's common stock.  The Options are exercisable at an exercise price of $0.77 per share and vest pro-rata quarterly over a term of three years.  The Options were issued to Ms. Shaban pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: August 26, 2016	By:	/s/ Andrew Levi
Andrew Levi
Chief Executive Officer